                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

                         GOLDCOSMOS INVESTMENTS LIMITED

        US$182,678,000 ZERO COUPON GUARANTEED CONVERTIBLE BONDS DUE 2011

                               PURCHASE AGREEMENT

                                                                     May 8, 2006

Citigroup Global Markets Limited
Citigroup Centre
33 Canada Square
Canary Wharf
London E14 5LB England

As Representatives of the Initial Purchasers

Ladies and Gentlemen:

          Goldcosmos Investments Limited (to be renamed as Brilliance China Finance Limited), a corporation organized under the laws of the British Virgin Islands (the "Issuer"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, US$182,678,000 principal amount of its Zero Coupon Guaranteed Convertible Bonds Due 2011 to be guaranteed (the "Guarantee") by Brilliance China Automotive Holdings Limited (the "Company") (the "Firm Securities"). The Issuer also proposes to grant to the Initial Purchasers an option to purchase up to US$30,000,000 additional principal amount of such Bonds (the "Option Securities" and, together with the Firm Securities, the "Securities"). The Securities are convertible into ordinary shares, par value US$0.01 per share (the "Shares"), of the Company at the conversion price set forth in the terms and conditions of the Securities (the "Terms and Conditions"), which are attached hereto as Exhibit A. The Securities will be constituted by a trust deed (the "Trust Deed"), expected to be dated as of the Closing Date, between the Issuer, the Company and The Bank of New York, as trustee (the "Trustee"), which will reflect the Terms and Conditions set forth in Exhibit A. Payments under the Securities will be made on behalf of the Issuer by paying agents appointed under a paying and conversion agency agreement (the "Agency Agreement") expected to be dated as of the Closing Date between the Issuer, the Company, trustee and the agents named therein (the "Agents"). To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 21 hereof.


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          The sale of the Securities to the Initial Purchasers will be made without registration of the Securities or the Shares issuable upon conversion thereof under the Act in an offshore transaction in reliance upon Regulation S of the Act.

          In connection with the sale of the Securities, each of the Issuer and the Company undertakes to prepare an offering memorandum in a form required by the Representatives, on behalf of the Initial Purchasers (the "Offering Memorandum"), to be dated not later than three (3) business days prior to the Closing Date or such other date as may be agreed between the Company and the Representatives, on behalf of the Initial Purchasers (the "Publication Date"), for use in connection with the issue of the Securities and the listing of the Securities on the Singapore Exchange Securities Trading Limited (the "SGX-ST") and hereby authorize you to distribute copies of the Offering Memorandum and the Terms and Conditions in connection with the offering and sale of the Securities. The Company confirms that the Offering Memorandum will include or incorporate by reference a description of the terms of the Securities, the terms of the offering and a description of the Company and such other information, including financial information, in relation to the Company as is customary for offerings of securities such as the Securities by issuers doing business in The People's Republic of China (the "PRC") and as the Initial Purchasers may require. Each of the Issuer and the Company hereby confirms that it has authorized the use of the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms "amend", "amendment" or "supplement" with respect to the Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

          Citigroup may, to the extent permitted by applicable laws, over-allot and effect transactions in the Securities with a view to supporting the market price of the Securities and the Shares at a level higher than that which might otherwise prevail in the open market but in doing so Citigroup shall act as principal and not as agent of the Issuer and any loss resulting from over-allotment or stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by Citigroup. Nothing contained in this paragraph shall be construed so as to require the Issuer to issue in excess of US$212,678,000 aggregate principal amount of Securities (being the maximum total amount of the Securities comprising the Firm Securities and the Option Securities).

          1. Representations and Warranties. The Issuer and the Company jointly and severally represent and warrant to each Initial Purchaser as set forth below in this Section 1, subject to disclosures made in press announcements published by the Company in Hong Kong and annual reports and other documents filed by the Company with the relevant stock exchange or regulatory authority.

          (a) On the Closing Date (as defined herein) and on any settlement date, the Offering Memorandum will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in


                                                                               2

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conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

          (b) Neither the Issuer, the Company, nor any of their respective Affiliates, or any person acting on its or their behalf has directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities or the Shares issuable upon conversion thereof under the Act.

          (c) Neither the Issuer, the Company, nor any of their respective Affiliates, or any person acting on its or their behalf has engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities or the Shares issuable upon conversion thereof; and each of the Issuer, the Company, their respective Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

          (d) Each of the Issuer and the Company is a "foreign issuer" (as defined in Regulation S) which reasonably believes that there is no substantial U.S. market interest (as defined in Regulation S) in the Issuer's or the Company's debt securities or in the Shares or any securities of the same class or series as the Shares.

          (e) No registration of the Securities or the Shares issuable upon conversion thereof is required under the Act for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein and in the Offering Memorandum.

          (f) Each of the Issuer and the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum will not be, an "investment company" as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Issuer's and the Company's securities.

          (g) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

          (h) Each of the Issuer and the Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Issuer or of the Company (except as contemplated in this Agreement).

          (i) Each of the Issuer and the Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuer or of the Company to facilitate the sale or resale of the Securities.

          (j) Each of the Issuer, the Company and their respective subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.


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          (k) All the outstanding shares of capital stock of each subsidiary of the Issuer and the Company have been duly authorized and validly issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

          (l) The Company's authorized equity capitalization will be as set forth in the Offering Memorandum; the capital stock of the Company will conform to the description thereof to be contained in the Offering Memorandum; the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable; the Shares initially issuable upon conversion of the Firm Securities have been (and the Shares initially issuable upon conversion of the Option Securities, as at the Closing Date, will be) duly authorized and, when issued upon conversion of the Securities against payment of the conversion price, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company has duly and validly adopted resolutions reserving such Shares for issuance upon conversion of the Securities; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or the Shares issuable upon conversion thereof; and, save as disclosed in press announcements published by the Company in Hong Kong, and annual reports and other documents filed by the Company with the relevant stock exchange or regulatory authority, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

          (m) The statements to be set out in the Offering Memorandum under the headings "Taxation", "Terms and Conditions of the Bonds", "Description of the Shares" and "Description of the ADSs" will fairly summarize the matters therein described.

          (n) This Agreement has been duly authorized, executed and delivered by each of the Issuer and the Company and constitutes a legal, valid, binding instrument enforceable against each of the Issuer and the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); each of the Trust Deed and the Agency Agreement has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee and the Agents, as applicable, when executed and delivered by each of the Issuer and the Company, will constitute a legal, valid, binding instrument enforceable against the Issuer and the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Trust Deed, the Agency Agreement and this Agreement and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Issuer and will constitute the legal, valid and binding obligations of the Issuer entitled to the benefits of the Trust Deed (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity) and will be convertible into Shares in accordance with their terms.


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          (o) Other than The Stock Exchange of Hong Kong Limited ("Hong Kong
Stock Exchange") having agreed to list the Shares to be issued upon the conversion of the Securities (the "New Shares") and the shareholders of the Company having approved the issue of the Shares initially issuable upon conversion of the Option Securities, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Trust Deed or in the Agency Agreement or by the issuance of the Securities or the Shares upon conversion thereof.

          (p) Subject to the provisions of paragraph (o) above, none of the execution and delivery of the Trust Deed, this Agreement or the Agency Agreement, the issuance and sale of the Securities or the issuance of the Shares upon conversion thereof, or the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or the Company or any of their respective subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Issuer or the Company or any of their respective subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer or the Company or any of their respective subsidiaries is a party or bound or to which its or their property is subject, the violation of which would, individually or in the aggregate, have a Material Adverse Effect; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer, the Company or any of their respective subsidiaries or any of its or their properties, the violation of which would, individually or in the aggregate, have a Material Adverse Effect.

          (q) The consolidated financial statements of the Company as of and for the years ended December 31, 2003, 2004 and 2005 present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in Hong Kong applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data to be set forth under the caption "Selected Consolidated Financial Information" in the Offering Memorandum fairly present, on the basis to be stated in the Offering Memorandum, the information included or incorporated by reference therein.

          (r) The Company has not entered into any material contract or commitment (including capital commitments) that, in the context of consummating the transactions contemplated herein, might be material for disclosure and the Company has carried on its business in the ordinary and usual course.

          (s) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, the Company or any of their respective subsidiaries or its or their property is pending or, to the best knowledge of the Issuer and the Company, threatened that
(i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Trust Deed or the Agency Agreement, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or


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

properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

          (t) Each of the Issuer, the Company and their respective subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

          (u) Neither the Issuer, the Company nor any of their respective subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, the violation of which would, individually or in the aggregate, have a Material Adverse Effect; or
(iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer, the Company or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer, the Company or such subsidiary or any of its properties, as applicable, the violation of which would, individually or in the aggregate, have a Material Adverse Effect.

          (v) Moores Rowland Mazars, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules to be included or incorporated by reference in the Offering Memorandum, are independent public accountants with respect to the Company within the meaning of the Hong Kong Society of Accountants.

          (w) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the Trust Deed, the Agency Agreement or the issuance or sale by the Issuer of the Securities or upon the issuance of Shares by the Company upon the conversion thereof.

          (x) Each of the Issuer and the Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

          (y) No labor problem or dispute with the employees of the Issuer or the Company or any of their respective subsidiaries exists or is threatened or imminent, and neither the Issuer nor the Company is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

          (z) The Issuer, the Company and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Issuer, the Company or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect;

the Issuer, the Company and their respective subsidiaries are in compliance with the terms of such policies and instruments; there are no claims by the Issuer, the Company or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Issuer, the Company nor any of their respective subsidiaries has been refused any insurance coverage sought or applied for; and neither the Issuer, the Company nor any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (aa) No subsidiary of the Issuer or the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company.

          (bb) The Issuer, the Company and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate regulatory authorities necessary to conduct their respective businesses, and neither the Issuer, the Company nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (cc) The Issuer, the Company and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in Hong Kong and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (dd) The Issuer, the Company and their respective subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.

          (ee) In the ordinary course of its business, each of the Issuer and the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required

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for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, each of the Issuer and the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

          (ff) Each of the Issuer and the Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the "FSMA"). The Issuer has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

          (gg) None of the Issuer, the Company, their respective subsidiaries or, to the knowledge of the Issuer or the Company, any director, officer, agent, employee or Affiliate of the Issuer, the Company or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Issuer, the Company, their respective subsidiaries and, to the knowledge of the Issuer, the Company, their respective Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

          (hh) None of the Issuer, the Company, any of their respective subsidiaries or, to the knowledge of the Issuer or the Company, any director, officer, agent, employee or Affiliate of the Issuer or the Company or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (ii) Prior to the date hereof, each of the Issuer and the Company has furnished to the Representatives letters, each substantially in the form of Exhibit B hereto, duly executed by each director of the Company and addressed to the Representatives.

          (jj) No event has occurred or circumstance arisen which, had the Securities already been issued, could reasonably be expected to (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an event described under "Events of Default" in the Terms and Conditions.

          (kk) All public announcements made by the Company to its shareholders, including any release of financial information or results of operations by the Company after December 31, 2005, were, as of the date made, true and accurate in all material respects.

          (ll) Each of the Issuer and the Company is in compliance in all material respects with (with respect to the Shares) and will comply in all material respects with (with respect to the Shares and the Securities) all applicable laws and the applicable requirements of the Hong Kong Stock Exchange Listing Rules and the SGX-ST in connection with the issue of the Securities.

          (mm) The Securities (when issued) will constitute direct, unconditional, unsecured and unsubordinated obligations of the Issuer and will at all times rank pari passu without any preference among themselves and with all other present and future unconditional, unsecured and unsubordinated obligations of the Issuer other than those preferred by statute or applicable law.

          (nn) There are no restrictions applicable to the Shares generally upon the voting or transfer of any of the Shares pursuant to the Company's constitutional documents or pursuant to any agreement or other instrument to which the Company is a party or by which the Company may be bound.

          (oo) The Guarantee will be duly authorized by the Company prior to the Closing Date and when the Trust Deed has been duly executed and delivered on the Closing Date, the Guarantee will constitute valid and legally binding obligations of the Guarantor.

          (pp) The payment obligations of the Guarantor under the Guarantee (when issued) will at all times rank pari passu with all other present and future, unconditional, unsecured and unsubordinated obligations of the Company other than those preferred by statute or applicable law.

          (qq) The Issuer is a wholly-owned subsidiary of the Company.

          (rr) All information supplied or disclosed in writing or orally including, without limitation, the answers and documents provided at due diligence meetings (and any new or additional information serving to update or amend such information supplied or disclosed by the Issuer or the Company to the Representatives or the legal and other professional advisers to the Representatives) and any bank statements and other evidence of cash and/or cash equivalents, is true and accurate in all material respects and not misleading in any material respect. In addition, the cash and cash equivalents set forth in Exhibit C are in immediately available form (which, in respect of any marketable securities, means in the form of cash generated from the liquidation of such securities) and free and clear of any lien, pledge, charge, mortgage, option, right to acquire or other form of security or encumbrance.

     The representations and warranties contained in, or given pursuant to,
Section 1 shall be deemed to have been repeated at the Publication Date, the Closing Date and on any settlement date taking into account facts and circumstances subsisting at such date.

     Any certificate signed by any officer of the Issuer or the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the

Securities shall be deemed a representation and warranty by the Issuer or, as the case may be, the Company, as to matters covered thereby, to each Initial Purchaser.

          2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuer, at a purchase price (the "Purchase Price") of 98.0% of the principal amount thereof (which reflects an issue price of 100% of the principal amount thereof less an underwriting commission of 2.0% of the principal amount thereof), the principal amount of Firm Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the Option Securities at the same Purchase Price as the Initial Purchasers shall pay for the Firm Securities; provided, however, that in the event that the Initial Purchasers exercise the option in whole, then the Purchase Price for the Option Securities shall be 97.5% of the principal amount thereof (which reflects an issue price of 100% of the principal amount thereof less an underwriting commission of 2.5% of the principal amount thereof). The option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date hereof upon written or telegraphic notice by the Representatives to the Issuer setting forth the principal amount of Option Securities as to which the several Initial Purchasers are exercising the option and the settlement date. Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The principal amount of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Securities.

          3. Delivery and Payment. (a) Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 A.M., London time, on June 7, 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made by the Issuer delivering a global bond (the "Global Bond") evidencing the Securities in respect of the Firm Securities, duly executed on behalf of the Issuer and authenticated in accordance with the Trust Deed, to a common depositary designated for the purpose by Euroclear S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") for credit on or about the Closing Date to the accounts of Euroclear and Clearstream, Luxembourg with such common depositary as directed by the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer. Delivery of the Securities shall be made through the facilities of Euroclear and Clearstream Luxembourg.

          (b) If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Issuer will deliver the Option Securities (at the expense of the Issuer) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer. If settlement for the Option Securities occurs after the Closing Date, the Issuer will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditional upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities and the Shares issuable upon conversion thereof have not been and will not be registered under the Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

          (b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

               (i) the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act;

               (ii) it has not offered or sold, and agrees that it will not offer or sell, any Securities constituting part of its allotment within the United States except in accordance with Rule 903 of Regulation S under the Act. Accordingly, neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Securities. Terms used in this paragraph have the meaning given to them by Regulation S under the Act;

               (iii) it nor any of its affiliates (as defined in Rule 501(b) of Regulation D), nor any person acting on its or their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer and sale of the Securities in the United States;

               (iv) it has not entered and agrees that it will not enter into any contractual arrangement with any distributor (as that term is defined in Regulation S) with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company;

               (v) it has not offered or sold and, prior to the expiry of a period of six months from the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

               (vi) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

               (vii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities, in circumstances in which section 21(1) of the FSMA does not apply to the Company.

          5. Agreements. Each of the Issuer and the Company severally and jointly agrees with each Initial Purchaser that:

          (a) Each of the Issuer and the Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, on the Publication Date and during the period referred to in paragraph (c) below, as many copies of the Offering Memorandum and any amendments and supplements thereto as they may reasonably request.

          (b) Each of the Issuer and the Company will not amend or supplement the Offering Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Issuer and the Company will not file any document under the Exchange Act that is incorporated by reference in the Offering Memorandum unless, prior to such proposed filing, each of the Issuer and the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Issuer and the Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Offering Memorandum shall have been filed with the Commission.

          (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Issuer and the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of paragraph
(b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Offering Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

          (d) The Issuer and the Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate (including, but not limited to, Japan, Singapore, the Netherlands and certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided, however, that in no event shall either the Issuer or the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Issuer and the Company will promptly advise the Representatives of the receipt by the Issuer or the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) Each of the Issuer and the Company will not, and will not permit any of their respective Affiliates to, resell any Securities or Shares issued upon conversion thereof that have been acquired by any of them.

          (f) None of the Issuer, the Company, their respective Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or Shares issuable upon conversion thereof under the Act.

          (g) The Issuer and the Company will take all steps as the Initial Purchasers may reasonably require to finalize the Terms and Conditions, the terms of the Trust Deed and the Agency Agreement and the Offering Memorandum (including the incorporation of the comments of the Initial Purchasers in the Offering Memorandum), as soon as practicable hereafter and in addition publish any information that the Representatives believe is necessary to be published in order to enable investors and their investment advisors to make an informed assessment of (i) the assets and liabilities, financial position, profits and losses and prospects of the Company and its subsidiaries and (ii) the merits of an investment in the Securities.

          (h) The Issuer and the Company will arrange to deliver to you three copies of the Offering Memorandum and listing particulars, and of any amendment or supplement thereto, signed by an authorized officer of each of the Issuer and the Company, which are required for the purpose of making the application to list the SGX-ST (the "SGX-ST Particulars"), and will deliver to you without charge such number of copies of the SGX-ST Particulars as you may reasonably request. Each of the Issuer and the Company agrees to take such other reasonable steps as may be required for the purpose of obtaining a listing of the Securities on the SGX-ST on or prior to the Closing Date, provided that if such listing has not been obtained by the Closing Date, each of the Issuer and the Company agrees that it shall use its best endeavours to obtain a listing of the Securities on the SGX-ST or other stock exchange mutually acceptable to the Representatives and the Company as soon as practicable following the Closing Date.

          (i) None of the Issuer, the Company, their respective Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (j) The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of Shares issuable upon conversion of the Securities.

          (k) Each of the Issuer and the Company will not for a period of 180 days following the Execution Time, without the prior written consent of Citigroup, directly or indirectly, offer, sell, contract to sell, pledge, otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer, the Company or any of their respective Affiliates or any person in privity with the Issuer or the Company or any of their respective Affiliates, file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of
Section 16 of the Exchange Act in respect of, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company (other than the Securities and any exercise or assignment of options granted by Huachen Automotive Group Holdings Company Limited to certain directors of the Company), or publicly announce an intention to effect any such transaction; provided, however, that the Company may issue and sell Shares or securities convertible into or exchangeable for Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company described in the Offering Memorandum and in effect at the Execution Time, and the Company may issue Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and described in the Offering Memorandum.

          (l) The Issuer and the Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (m) Between the date hereof and the Closing Date, the Issuer and the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

          (n) The Issuer, failing whom the Company, agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Trust Deed and the Agency Agreement, the issuance of the Securities, the fees of the Trustee and Agents and the issuance of the Shares upon conversion of the Securities; (ii) the preparation, printing or reproduction of the Offering Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, Japan, Singapore, the Netherlands, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer and the Company; and (ix) all other costs and expenses incident to the performance by the Issuer and the Company of their obligations hereunder.

          (o) Each of the Issuer and the Company will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to stockholders).

          (p) Each of the Issuer and the Company will not take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchases of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.

          (q) Each of the Issuer and the Company confirms that it has authorized the Representatives to make or cause to be made an application on its behalf for the Securities to be listed on the SGX-ST.

          (r) Each of the Issuer and the Company will use its best endeavours to maintain such listing on the SGX-ST for as long as any Security is outstanding. If, however, it is unable to do so, having used such endeavours, or if the maintenance of such listing is unduly onerous, each of the Issuer and the Company will instead use its best endeavours promptly to obtain and thereafter to maintain a listing for the Securities on such other stock exchange as it may (with the approval of the Representatives or, after the Closing Date, the Trustee) decide or, failing such decision, as the Representatives or, after the Closing Date, the Trustee may reasonably determine.

          (s) Each of the Issuer and the Company will use the net proceeds from the issue of the Securities in the manner as will be specified in the Offering Memorandum, which shall include the refinancing and general corporate and working capital purposes of the Company and its subsidiaries. Each of the Issuer and the Company shall offer Citigroup and/or its affiliates the right to act in such transaction as dealer manager, solicitation agent or financial advisor, as applicable, in the case of any liability management undertaken by the Issuer and/or the Company, including, but not limited to, any exchange or tender offer, open market repurchases and/or consent solicitations. If Citigroup and/or any of its affiliates agree to act in such capacity, the Issuer, the Company and Citigroup and/or its affiliates, as the case may be, will enter into an appropriate form of placement agency, engagement, dealer manager or other agreement relating to the type of transaction involved and containing customary terms and conditions.

          (t) Each of the Issuer and the Company will notify the Initial Purchasers promptly of any changes affecting any of the Issuer's and/or the Company's representations, warranties, agreements and indemnities herein at any time prior to payment being made to or for the account of the Issuer on the Closing Date and each settlement date.

          6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties of the Issuer and the Company contained herein at the Execution Time, the Publication Date, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Company of their obligations hereunder and to the following additional conditions:

          (a) The Representatives, on behalf of the Initial Purchasers, shall have been, in their reasonable judgment, satisfied with the results of their due diligence investigations on the Issuer, the Company and their subsidiaries for purposes of preparation of the Offering Memorandum and the Offering Memorandum shall be prepared in form and content similar to that prepared in connection with offerings of similar types of securities.

          (b) There shall not have come to the notice of the Initial Purchasers any matter or event showing any of the representations, warranties and/or undertakings of the Issuer or the Company under this Agreement to be untrue or misleading in any material respect or there shall have not been any material breach on the Company's part of any provision of this Agreement.

          (c) The Issuer and the Company shall have requested and caused Appleby Spurling & Kempe, Bermuda counsel for the Issuer and the Company, to furnish to the Representatives its opinion, in a form reasonably satisfactory to the Representatives, dated the Closing Date and addressed to the Representatives.

          (d) The Issuer and the Company shall have requested and caused Baker & McKenzie, English and Hong Kong counsel for the Issuer and the Company, to furnish to the Representatives its opinion, in a form reasonably satisfactory to the Representatives, dated the Closing Date and addressed to the Representatives.

          (e) The Representatives shall have received from Herbert Smith, English, Hong Kong and U.S. counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Trust Deed, the Agency Agreement, the Offering Memorandum (as amended or supplemented at the Closing
Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f) Each of the Issuer and the Company shall have furnished to the Representatives a certificate signed by (x) the Chairman of the Board and (y) the principal financial or accounting officer of the Issuer and the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Offering Memorandum, any amendment or supplement to the Offering Memorandum and this Agreement and that:

               (i) the representations and warranties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuer and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements included or incorporated by reference in the Offering Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

          (g) At the Publication Date and at the Closing Date, the Issuer and the Company shall have requested and caused Moore Rowland Mazars to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

          (h) Subsequent to the Execution Time or the Publication Date or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been
(i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

          (i) Prior to the Execution Time, each of the Issuer and the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit B hereto from each director of the Company addressed to the Representatives.

          (j) The Company shall have caused the Shares initially issuable upon conversion of the Securities to be approved for listing, subject to issuance and to conditions imposed by the Hong Kong Stock Exchange which the Company does not unreasonably object, on the Hong Kong Stock Exchange.

          (k) The SGX-ST having agreed to list the Securities, subject only to the issue of the Global Bond, or the Representatives (on behalf of the Initial Purchasers) being satisfied that such listing will be granted.

          (l) With respect to any Closing Date for the Option Securities, the shareholders of the Company having approved the issue of the Shares initially issuable upon conversion of the Option Securities.

          (m) Prior to the Closing Date, each of the Issuer and the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer and the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.

          If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in
Section 6 hereof is not satisfied, because of any termination pursuant to
Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer or the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Issuer, failing whom the Company, will reimburse the Initial Purchasers severally through Citigroup on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          7. Indemnification. (a) Each of the Issuer and the Company jointly and severally agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any breach or alleged breach by the Issuer or the Company of the representations, warranties or covenants given by the Issuer or the Company herein or (ii) any untrue statement or alleged untrue statement of a material fact to be contained in the Offering Memorandum or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission to be made in the Offering Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuer and the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Issuer or the Company may otherwise have.

          (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Issuer, the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Issuer and the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Offering Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Issuer and the Company acknowledge that only such information furnished by the Initial Purchasers to the Issuer and the Company in writing expressly for inclusion in the Offering Memorandum or in any amendment or supplement thereto will be so included.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          8. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser, the Issuer or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuer or the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

          9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such time
(i) there shall come to the notice of the Initial Purchasers any matter or event showing any of the representations, warranties and/or undertakings of the Issuer or the Company under this Agreement to be untrue or misleading in any material respect or there shall have been any breach on the Issuer's or the Company's part of any provision of this Agreement; (ii) trading in the Company's Shares shall have been suspended by the U.S. Securities and Exchange Commission or the Hong Kong Stock Exchange so as to make it impractical to proceed with the offering or the delivery of the Securities or; (iii) trading in securities generally on the New York Stock Exchange or the Hong Kong Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges ; (iv) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto); or (vi) there shall have occurred a change in U.S., Hong Kong, PRC or international financial political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives after consultation with the Company be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market.

          10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer, the Company or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Issuer or the Company or any of the indemnified persons referred to in Sections 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

          11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel and confirmed to Citigroup at Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB, England, Attention: General Counsel; or, if sent to the Issuer, or, if sent to the Company, will be mailed, delivered or telefaxed to +852-2526-8472 and confirmed to it at Suites 1602-05, Chater House, 8 Connaught Road Central, Hong Kong, attention of Mr. Wu Xiao An.

          12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder. The Contracts (Rights of Third Parties) Act 1999 applies to this Section 12 and Section 7.

          13. Jurisdiction. Each of the Issuer and the Company agrees that any suit, action or proceeding against the Issuer or the Company brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the courts of England, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuer and the Company hereby appoints Baker & McKenzie, London, now at 100 New Bridge Street, London EC4V 6JA, England as its authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in the courts of England, by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Issuer and the Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Issuer and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer or, as the case may be, the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, in any court of competent jurisdiction in Bermuda. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

          14. Applicable Law. This Agreement, as to which time shall be of the essence, will be governed by and construed in accordance with the laws of England.

          15. Currency. Each reference in this Agreement to U.S. dollars (the "relevant currency"), including by use of the symbol "$", is of the essence. To the fullest extent permitted by law, the obligation of the Issuer and the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Issuer and the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Issuer or, as the case may be, the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

          16. Waiver of Immunity. To the extent that the Issuer or the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Issuer and the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

          17. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of the Issuer and the Company) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

          18. Contracts (Rights of Third Parties) Act 1999. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement except and to the extent (if any) that this Agreement expressly provides for such Act to apply to any of its terms.

          19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in London or Hong Kong.

          "Citigroup" shall mean Citigroup Global Markets Limited.

          "Commission" shall mean the Securities and Exchange Commission.

          "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Issuer, the Company and the several Initial Purchasers.

                                        Very truly yours,

                                        GOLDCOSMOS INVESTMENTS LIMITED


                                        By: /s/ Ng Siu On
                                            ------------------------------------
                                        Name: Ng Siu On
                                        Title: Director


                                        BRILLIANCE CHINA AUTOMOTIVE
                                           HOLDINGS LIMITED


                                        By: /s/ Wu Xiao An
                                            ------------------------------------
                                        Name: Wu Xiao An
                                              (also known as Ng Siu On)
                                        Title: Director

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


CITIGROUP GLOBAL MARKETS LIMITED


By: /s/ David Fung
    ---------------------------------
Name: David Fung
Title: Director

                                   SCHEDULE I

                                      PRINCIPAL AMOUNT
                                           OF FIRM
                                      SECURITIES TO BE
         INITIAL PURCHASERS               PURCHASED
         ------------------           ----------------
Citigroup Global Markets Limited...    US$182,678,000
   Total...........................    US$182,678,000

                                                                       EXHIBIT A

                              TERMS AND CONDITIONS

ISSUER                     Goldcosmos Investments Limited ("Issuer")

GUARANTOR                  Brilliance China Automotive Holdings Limited
                           ("Brilliance" or the "Company")

SALES RESTRICTIONS         Reg-S only

STATUS                     Direct, unconditional, unsubordinated and unsecured

RATING                     No International Rating

OFFERING SIZE              US$182,678,000, convertible into approximately 734
                           million fully paid ordinary shares of the Company
                           with a par value of US$0.01 (the "Ordinary Shares")

INCREASE OPTION            Manager's option to increase deal size by US$30
                           million

DENOMINATION               US$1,000 and integral multiples thereof

MATURITY                   June 7, 2011 (5 years)

COUPON                     0.00%

ISSUE PRICE                100.00%

CONVERSION PREMIUM         36% premium to HK$1.42, being the closing price per
                           Ordinary Share as quoted on the Stock Exchange of
                           Hong Kong Limited (the "Stock Exchange") on May 4,
                           2006

CONVERSION PRICE           HK$1.93 per Ordinary Share

YIELD TO PUT / MATURITY    7.00%

PUT PRICE                  122.926%

REDEMPTION PRICE           141.060% on June 7, 2011

ISSUER CALL OPTION         On or at any time after June 7, 2008 and prior to
                           June 7, 2009, the Issuer may redeem the Bonds in
                           whole but not in part at the Early Redemption Amount
                           together with accrued and unpaid interest if the
                           closing price of the Shares as quoted on the Stock
                           Exchange for each of 30 consecutive days on which the
                           Stock Exchange is opened for trading ("Trading
                           Days"), the last of which occurs not more than 5
                           Trading Days prior to the date upon which notice of
                           such redemption is given, is greater than 145% of the
                           applicable Early Redemption Amount divided by the
                           number of Ordinary Shares to which the Bonds in whole
                           are converted upon Conversion

                           On or at any time after June 7, 2009 and prior to May 8, 2011 (30 days prior to the Maturity Date), the
                           Issuer may redeem the Bonds in whole but not in part at the Early Redemption Amount together with accrued and unpaid interest if the closing price of the Shares as quoted on the Stock Exchange for each of 30 consecutive Trading Days, the last of which occurs not more than 5 Trading Days prior to the date upon which notice of such redemption is given, is greater than 130% of the applicable Early Redemption Amount divided by the number of Ordinary Shares to which the Bonds in whole are converted upon Conversion

PUT FEATURE                On the 3rd Anniversary of the Closing Date, each
                           holder of the Bonds will have the right, at such
                           holder's option, to require the Issuer to redeem in
                           whole but not in part of such holder's Bonds at
                           122.926%

CONVERSION RIGHTS          Convertible into Ordinary Shares listed on the Stock
                           Exchange

CONVERSION PERIOD          Convertible into Ordinary Shares, at the election of
                           the bondholders at any time from July 6, 2006 (30
                           days after closing) up to the close of business on
                           May 8, 2011 or, if the Bonds shall have been called
                           for redemption before May 8, 2011, up to a date no
                           later than 7 business days prior to the date fixed
                           for redemption thereof

RESET FEATURE              The Conversion Price shall be adjusted on March 10,
                           2007 (the first Reset Date), to the Average Market
                           Price, if the Average Market Price per Ordinary Share
                           is less than the Conversion Price, provided that the
                           adjusted Conversion Price shall not be less than 68%
                           of the Conversion Price prevailing on the first Reset
                           Date

                           The Conversion Price shall be adjusted on March 10,
                           2008 (the second Reset Date), to the Average Market
                           Price, if the Average Market Price per Ordinary Share is less than the Conversion Price, provided that the adjusted Conversion Price shall not be less than 75% of the Conversion Price prevailing on the second
                           Reset Date

ANTI-DILUTION PROTECTION   Conversion price will be subject to adjustment for,
                           among other things, division or consolidation of
                           shares, rights issues at a discount, cash dividends,
                           share dividends, and other standard dilutive events

CASH SETTLEMENT OPTION     The Issuer shall have the option to pay to the
                           relevant holder of the Bonds an amount of cash in
                           Hong Kong dollars equal to the Cash Settlement Amount
                           in order to satisfy such Conversion Right in full or
                           in part. The Issuer shall provide notice of the
                           exercise of the Cash Settlement Option (the Cash
                           Settlement Notice) to the relevant holder of the
                           Bonds as soon as practicable but no later than the
                           Trading Day following the date of receipt of the
                           Conversion Notice by the Issuer. The Issuer shall pay
                           the Cash Settlement Amount not less than 10 Trading
                           Days but no later than 13 Trading Days following the
                           Cash Settlement Notice Date

EARLY REDEMPTION AMOUNT    An amount equal to 100 per cent. of the principal
                           amount of the Bonds redeemed plus the Redemption
                           Premium at the relevant date fixed for redemption.
                           "Redemption Premium" represents a gross yield of
                           7.00% per annum (which is identical to the gross
                           yield for the Bonds in the case of redemption at
                           maturity), calculated on a semi-annual basis

CLEAN UP CALL              If at any time the aggregate principal amount of the
                           Bonds outstanding is less than 10% of the aggregate
                           principal amount originally issued, the Issuer shall
                           have the option to redeem such outstanding Bonds in
                           whole but not in part at the Early Redemption Amount

CHANGE OF CONTROL PUT      Yes

DELISTING PUT              Yes

TAX Standard euro grossing up provisions, with an Issuer tax call at Early Redemption Amount in whole

NEGATIVE PLEDGE            Yes, for the Company and its Material Subsidiaries

EVENTS OF DEFAULT          Standard events of default clauses

LOCK-UP                    90 days for the Company

USE OF PROCEEDS            Refinancing and general working capital requirements

PRICING & TRADE DATE       May 8, 2006

EXPECTED SETTLEMENT        June 7, 2006

EXPECTED CLOSING DATE      June 7, 2006

GOVERNING LAW              English Law

LISTING Application will be made to list the Bonds on the Singapore Stock Exchange

SOLE BOOKRUNNER            Citigroup Global Markets Limited

STABILISATION /
SETTLEMENT AGENT           Citigroup

TRUSTEE                    [Bank of New York]

ISIN                       XS0254267890

COMMON CODE                025426789

SEDOL                      B14RJ39

                                                                       EXHIBIT B

                  [LETTERHEAD OF EACH DIRECTOR OF THE COMPANY]

                                                                 ___________, __

Citigroup Global Markets Limited
As Representative of the Initial Purchasers
Citigroup Centre
33 Canada Square
Canary Wharf
London E14 5LB England

Ladies and Gentlemen:

          This letter is being delivered to you in connection with a proposed Purchase Agreement (the "Purchase Agreement") between Goldcosmos Investments Limited, a British Virgin Islands corporation (the "Issuer"), Brilliance China Automotive Holdings Limited, a Bermudan corporation (the "Company") and you as representatives of a group of Initial Purchasers named therein, relating to an offering of Zero Coupon Guaranteed Convertible Bonds Due 2011, which will be convertible into ordinary shares, US$0.01 par value (the "Shares"), of the Company.

          In order to induce you and the other Initial Purchasers to enter into the Purchase Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Limited, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned of, file (or participate in the filing of) a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Purchase Agreement, other than Shares disposed of as bona fide gifts approved by Citigroup Global Markets Limited and any exercise or assignment of options granted by Huachen Automotive Group Holdings Company Limited to certain directors of the Company.

          If for any reason the Purchase Agreement shall be terminated prior to the Closing Date (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.

                                        Very truly yours,


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT C

                           CASH AND CASH EQUIVALENTS*

Shenyang Brilliance JinBei Automobile Co., Ltd........   RMB813,000,000
Shenyang XingYuanDong Automobile Component Co., Ltd...   RMB287,000,000

* "RMB" shall mean Renminbi, the lawful currency of the People's Republic of China.